EXHIBIT 10.10

CONFIDENTIAL TREATMENT REQUESTED

EXCLUSIVE PATENT LICENSE AGREEMENT

by and between

MERCK, SHARP & DOHME CORPORATION and

TARGENICS, Inc.

CONFIDENTIAL TREATMENT REQUESTED

EXCLUSIVE PATENT LICENSE AGREEMENT

THIS EXCLUSIVE PATENT LICENSE AGREEMENT (this “Agreement”), dated as of December 12, 2012 (the “Effective Date”), is by and between Merck, Sharp & Dohme Corporation, a corporation organized and existing under the laws of New Jersey (hereinafter referred to as “Merck”), and Targenics, Inc., a corporation organized and existing under the laws of Delaware (hereinafter referred to as “Licensee”). Merck and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Merck has developed PEGylated human interleukin-10 polypeptide (PEG-IL10) and Merck is seeking a licensee to develop and commercialize PEG-IL10;

WHEREAS, Licensee desires to develop and commercialize PEG-IL10; and

WHEREAS, Licensee and Merck desire to enter into a license arrangement whereby Licensee will develop and commercialize PEG-IL10.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, Licensee and Merck hereby agree as follows:

ARTICLE I – DEFINITIONS

As used in this Agreement, the following capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.01 “Affiliate” shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with a Party to this Agreement. For purposes of this Agreement, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control.

1.02 “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31, for so long as this Agreement is in effect.

1.03 “Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31, for so long as this Agreement is in effect.

1.04 “Clinical Trial” shall mean a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, and/or Post-approval Clinical Trial.

1.05 “Combination Product” shall mean a Licensed Product which includes one or more active ingredients, other than Licensed Compound, in combination with Licensed Compound. All references to Licensed Product in this Agreement shall be deemed to include Combination Product.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

1.06 “Commercialization” shall mean, with respect to Licensed Product, any and all activities directed to the marketing, promotion, distribution, offering for sale and selling such product, importing and exporting such product for sale, and interacting with Regulatory Authorities regarding the foregoing. Commercialization shall also include Commercialization Studies. “Commercialize” has a correlative meaning.

1.07 “Commercialization Studies” shall mean a study or data collection effort for the Licensed Product that is initiated in the Territory after receipt of Marketing Authorization for the Licensed Product and is principally intended to support the Commercialization of the Licensed Product in the Territory; provided, that such study or data collection effort is not principally to support or maintain a Marketing Authorization or obtain a label change or maintain a label.

1.08 “Compound Patent Rights” shall mean patents and patent applications that are listed on the attached Schedule A (as well as substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, certificates of invention, confirmations, re-examinations, extensions, supplementary protection certificates or the like, or the provisional applications of any such patents and patent applications; and foreign equivalents thereof) that, as of the Effective Date, are owned or controlled by Merck (and/or any of its Affiliates) having claims specifically covering the Licensed Compound or the Manufacture and/or use thereof.

1.09 “Development” or “Develop” shall mean all preclinical research and development activities and all clinical drug development activities, including, among other things: drug discovery, toxicology, formulation, statistical analysis and report writing, conducting clinical trials for the purpose of obtaining and maintaining Marketing Authorization (including without limitation, post-marketing studies), and regulatory affairs related to all of the foregoing. Development shall include all clinical studies (including Phase III-B) that are primarily intended to support or maintain a Marketing Authorization, maintain a label or obtain any label change, but shall exclude Commercialization Studies.

1.10 “Diligent Efforts” shall mean [***].

1.11 “Field” shall mean the use of the Licensed Compound or the Licensed Product to treat or prevent any disease, disorder or condition in humans only; except that it shall not include research, development, manufacture, import, marketing, distribution or sale of the Licensed Compound or Licensed Product for the acceleration or promotion of healing of wounds (including chronic wounds), the prevention or reduction of scarring, or the treatment or prevention of fibrotic disorders; at any body sites.

1.12 “First Commercial Sale” shall mean, with respect to a country in the Territory, the first shipment of commercial quantities to a Third Party, of a Licensed Product sold in such country to a Third Party on arm’s length terms, by Licensee, its Affiliate or sublicensee for use in the Field after the receipt of Marketing Authorization in such country. Sales for test marketing, sampling and promotional uses, Clinical Trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

1.13 “Good Clinical Practices” shall mean the then current Good Clinical Practices as such term is defined from time to time by the United States Food and Drug Administration (“FDA”) or other relevant governmental authority having jurisdiction over the Development, Manufacture or sale of Licensed Product in the Territory pursuant to its regulations, guidelines or otherwise.

1.14 “Good Laboratory Practices” shall mean the current good laboratory practice regulations of the FDA as described in the United States Code of Federal Regulations (“CFR”) or any comparable corresponding foreign regulations or their respective successor regulations.

1.15 “Good Manufacturing Practices” shall mean the then current Good Manufacturing Practices as such term is defined from time to time by the FDA or other relevant governmental authority having jurisdiction over the Development, Manufacture or sale of Licensed Product in the Territory pursuant to its regulations, guidelines or otherwise.

1.16 “IND” shall mean an investigational new drug application with respect to the Licensed Product filed with the FDA for beginning clinical trials in humans, or any comparable application filed with the Regulatory Authorities of a country other than the United States prior to beginning clinical trials in humans in that country, as well as all supplements or amendments filed with respect to such filings.

1.17 “Know-How” shall mean any and all proprietary information and materials (whether patentable or not) related to the Licensed Compound, Licensed Product, any Combination Product, formulation, product improvement and/or indication, or the Development, Manufacture or use of any of the foregoing, that are not in the public domain, including, without limitation, (a) ideas, discoveries, inventions, improvements, technology or trade secrets, (b) pharmaceutical, chemical and biological materials, products, components or compositions, (c) methods, procedures, formulas, processes, tests, assays, techniques, regulatory requirements and strategies, (d) biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, Manufacturing and quality control data and information related thereto, (e) technical and non-technical data and other information related to the foregoing, (f) drawings, plans, designs, diagrams, sketches, specifications or other documents containing or relating to such information or materials and (g) all applications, registrations, licenses, authorizations, approvals and correspondence relating to the Licensed Compound and/or Licensed Product submitted to Regulatory Authorities.

1.18 “Licensee” shall have the meaning given to such term in the preamble of this Agreement.

1.19 “Licensee Know-How” shall mean any and all Know-How developed by Licensee and/or any of its Affiliates or sublicensees after the Effective Date.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

1.20 “Licensee Patent Rights” shall mean patents and patent applications (as well as substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, certificates of invention, confirmations, re-examinations, extensions, supplementary protection certificates or the like, or the provisional applications of any such patents and patent applications; and foreign equivalents thereof) that, as of the Effective Date, are owned or controlled by Licensee (and/or any of its Affiliates) having claims specifically covering the Licensed Compound or the Manufacture and/or use thereof.

1.21 “Licensed Compound” shall mean PEG-IL10.

1.22 “Licensed Product” shall mean any pharmaceutical composition, dosage form or preparation, including, without limitation, a Combination Product that contains as an active ingredient the Licensed Compound or any metabolite, prodrug, acid form, base form, ester, salt, stereoisomer, racemate, tautomer or polymorph of a Licensed Compound.

1.23 “Major European Country” shall mean any of France, Germany, Italy, Spain or the United Kingdom.

1.24 “Manufacture” shall mean all activities related to the manufacturing of a pharmaceutical product, or any ingredient thereof, including but not limited to test method development and stability testing, formulation, process development, manufacturing for use in non-clinical or clinical studies, manufacturing scale-up, manufacturing Licensed Compound or Licensed Product quality assurance/quality control development, quality control testing (including in-process release and stability testing), packaging, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, and regulatory activities related to all of the foregoing.

1.25 “Marketing Authorization” shall mean all approvals from the relevant Regulatory Authority necessary to market and sell a Licensed Product in any country (including without limitation all applicable Price Approvals even if not legally required to sell Licensed Product in a country).

1.26 “Merck Know-How” shall mean the Know-How owned or controlled by Merck and/or any of its Affiliates as of the Effective Date that was used by Merck or its Affiliates as of the Effective Date in the Development or Manufacture of Licensed Compound that is listed on Schedule B or is otherwise provided to Licensee by Merck under this Agreement.

1.27 “NDA” shall mean a New Drug Application, Biologics License Application, Worldwide Marketing Application, Marketing Application Authorization, filing pursuant to Section 510(k) of the Act, or similar application or submission for Marketing Authorization of a Product filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.

1.28 “Net Sales” shall mean the gross invoice price (not including value added taxes, sales taxes, or similar taxes) of Product sold by Licensee or its Related Parties to the first Third Party after deducting, if not previously deducted, from the amount invoiced or received:

[***].

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Sales or other commercial dispositions of Licensed Products between or among Related Parties shall be excluded from the computation of Net Sales if such sales are not intended for end use. Licensed Products provided to Third Parties without charge, in connection with research and development, clinical trials, compassionate use, humanitarian and charitable donations or indigent programs for use as samples shall be excluded from the computation of Net Sales and no payments will be payable on such dispositions.

1.29 “PEGylated” shall mean attached to a polyethylene glycol molecule.

1.30 “PEG-IL10” shall mean PEGylated human interleukin-10 polypeptide but not un-PEGylated human interleukin-10 polypeptide.

1.31 “Price Approval” shall mean the approval or determination by a Regulatory Authority for the pricing or pricing reimbursement for a pharmaceutical product.

1.32 “Proprietary Information” shall mean, as applicable, Know-How and all other scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, verbally or electronically, that is provided by one Party to the other Party in connection with this Agreement.

1.33 “Regulatory Authority” shall mean any United States federal, state, or local government, or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body with responsibility for granting licenses or approvals, including Marketing Authorizations, necessary for the marketing and sale of the Licensed Product in any country.

1.34 “Related Party” shall mean each of Licensee, its Affiliates, and their respective sublicensees (which term does not include distributors), as applicable.

1.35 “Territory” shall mean the entire world.

1.36 “Third Party” shall mean an entity other than Merck and its Affiliates and Licensee and its Related Parties.

1.37 “Valid Claim” shall mean a claim of an issued and unexpired patent included within the Compound Patent Rights, that has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

1.38 Additional Definitions. Each of the following definitions is set forth in the Section of this Agreement indicated below.

Definition	Section
AAA	13.02(a)
Agents	9.01(b)
Agreement	Preamble
CFR	1.14
Change of Control	14.01(c)
Development Plan	3.02
Development Report	3.03
Effective Date	Preamble
Excluded Claim	13.02
FDA	1.13
Force Majeure	14.08
Liability	11.01
LIBOR	7.05(e)
Licensee Indemnified Party	11.02
Merck Indemnified Party	11.01
Sublicense Agreement	2.04
Term	12.01

ARTICLE II – LICENSE

2.01 License Grant. Subject to the terms and conditions of this Agreement, Merck hereby grants to Licensee an exclusive (even as to Merck and its Affiliates), royalty bearing license in the Territory in the Field, with the right to grant sublicenses as provided herein, under the Compound Patent Rights and the Merck Know-How, to Develop, make, have made, use, import, export, Commercialize, sell, offer for sale, and market the Licensed Product in the Field in the Territory during the Term. Merck grants to Licensee a non-exclusive royalty bearing license, in the Field, in the Territory, with the right to grant sublicenses as provided herein, to any patent rights listed in Schedule A that are not exclusively directed to the Licensed Compound, but that encompasses human interleukin-10 that is not PEGylated, which are reasonably necessary for Licensee to Develop, make, have made, use, import, export, Commercialize, sell, offer for sale, and market the Licensed Product in the Field in the Territory during the Term. The licenses granted in this Section 2.01 may be sublicensed by Licensee to a Related Party or to a Third Party for any country in the Territory without the consent of Merck. [***]. Any obligation of Merck to transfer tangible material set forth in Schedule B to Licensee and to provide assistance and support with such materials will not extend beyond [***] days after the Effective Date and will only be to the extent possible by the expenditure of commercially reasonable efforts.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

2.02 No Other Licenses. For a period of [***] after the Effective date, Merck will not grant any further licenses to any Third Party under the Compound Patent Rights and the Merck Know-How, to Develop, make, have made, use, import, export, Commercialize, sell, offer for sale, or market the Licensed Compound or the Licensed Product for acceleration or promotion of healing of wounds (including chronic wounds), the prevention or reduction of scarring, or the treatment or prevention of fibrotic disorders; in the Territory. Neither Party grants to the other Party any rights or licenses in or to any intellectual property, whether by implication, estoppel, or otherwise, other than the license rights that are expressly granted under this Agreement.

2.03 Sublicense Agreements. Licensee shall, in each agreement under which it grants a sublicense under the license set forth in Section 2.01 (each, a “Sublicense Agreement”), require the sublicensee to transfer to Merck, if this Agreement terminates for any reason but for termination by Licensee under Section 12.03 and to Licensee, if only such sublicense terminates, (a) all regulatory filings and Marketing Authorizations held, possessed or controlled by such sublicensee and (b) all patent rights and Know-How controlled by such sublicensee relating to a Licensed Product or its use, Manufacture, sale, or importation (such patent rights and Know-How shall be transferred either by assignment or by a freely sublicensable exclusive license). Licensee shall (i) use reasonable efforts to procure the performance by any sublicensee of the terms of each such sublicense Agreement, and (ii) ensure that any sublicensee will comply with the applicable terms and conditions of this Agreement. Licensee hereby guarantees the performance of its Affiliates and sublicensees that are sublicensed as permitted herein, and the grant of any such sublicense will not relieve Licensee of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Affiliate or sublicensee.

2.04 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Each Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any other jurisdiction. Upon the bankruptcy of either Party, the other Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to such other Party, unless the Party in bankruptcy elects to continue, and continues, to perform all of its obligations under this Agreement.

ARTICLE III – DEVELOPMENT AND COMMERCIALIZATION

3.01 Overview. As of the Effective Date, Licensee shall be solely responsible for the Development and Commercialization, including all costs thereof, of the Licensed Product in the Field in the Territory. Licensee shall perform all of its Development activities in accordance with any IND for the Licensed Product and with all applicable laws, rules and regulations.

3.02 Development and Commercialization Plans. Licensee shall perform, and shall ensure that its Affiliates, sublicensees, and Third Party contractors perform, the activities described in any Development Plan for the Licensed Product in a professional manner and in compliance with, to the extent applicable, Good Laboratory Practices, Good Clinical Practices and/or Good Manufacturing Practices and in compliance with all other applicable laws, rules, and regulations.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

3.03 Development Reports. Licensee shall provide Merck with reasonably detailed reports describing its progress with respect to its Development efforts under this Agreement (hereinafter “Development Reports”). Such Development Reports shall be furnished annually until the First Commercial Sale. Each Development Report shall include the following information for the Licensed Product: a description of the Development work conducted during the year in reasonable detail, including clinical studies, formulation work, manufacturing work, and other testing work and regulatory activity; timelines for such work; and key decision gates and milestones anticipated for such work. All Development Reports created by Licensee shall be deemed the Proprietary Information of Licensee and are subject to the confidentiality obligations of Article IX.

3.04 Commercialization. Licensee shall promptly give Merck written notice that it has filed an NDA for the Licensed Product and at that time shall further provide Merck with the anticipated date of First Commercial Sale for the Licensed Product in the country of filing. Licensee shall promptly provide Merck with notice of any Marketing Authorization of Licensed Product.

3.05 Notice and Negotiation. Licensee shall notify Merck, in advance and in writing, if at any time during the Term, Licensee intends to offer a license of any kind or to assign, transfer or otherwise convey rights to research, develop, commercialize, manufacture, have manufactured, use, import, export, sell, and/or offer for sale the Licensee Product. For clarity, (i) an agreement with a contractor, contract research organization, contract manufacturer or other Third Party, under which such Third Party performs contract services on behalf of Licensee or its Affiliates, shall not be subject to this Section 3.04, and (ii) this Section 3.04 shall not apply to a Change of Control.

ARTICLE IV – REGULATORY

4.01 Materials and Regulatory Filings Transfer.

(a) Following the Effective Date of this Agreement, but not before the payment of the consideration under Section 7.01 by Licensee to Merck, Merck shall transfer to Licensee, in a mutually agreed manner, the [***] reasonably within the possession and control of Merck and necessary for Licensee to make, use and sell the Licensed Product. Any obligation of Merck to transfer such tangible material to Licensee and to provide assistance and support with such materials will not extend beyond [***] days after the Effective Date and will only be to the extent possible by the expenditure of commercially reasonable efforts.

(b) Licensee or its Affiliates shall hold all Marketing Authorizations for Licensed Product in the Territory in the Field.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(c) Licensee shall oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, the FDA and other regulatory authorities in the Field in the Territory with respect to Licensed Product.

(d) Licensee shall be solely responsible for interfacing, corresponding and meeting with the FDA and other regulatory authorities throughout the Territory with respect to Licensed Product.

(e) Licensee shall provide to Merck a [***] that contains the status of Marketing Authorizations for the Licensed Product in the Territory.

(f) In the event that any Regulatory Authority (a) threatens or initiates any action to remove a Licensed Product from the market in any country in the Field in the Territory or (b) requires Licensee, its Affiliates, or its sublicensees to distribute a “Dear Doctor” letter or its equivalent regarding use of Licensed Product in the Field, Licensee shall notify Merck of such event within one (1) business day after Licensee becomes aware of the action, threat, or requirement (as applicable). Licensee shall consult with Merck prior to initiating a recall or withdrawal of Licensed Product in the U.S., Japan, or a Major European Country; provided, however, that the final decision as to whether to recall or withdraw a Licensed Product in the Territory shall be made by Licensee in its sole discretion. Licensee shall be responsible, at its sole expense, for conducting any recalls or taking such other necessary remedial action.

(g) [***].

ARTICLE V – DILIGENCE

5.01 Generally. Licensee shall use Diligent Efforts to Develop and Commercialize the Licensed Product in the Field in the Territory.

5.02 Failure. Any failure by Licensee to comply with the obligations set forth in this Article V in significant and material respects shall be subject to Article XIII, and any other available remedies at law or in equity.

ARTICLE VI – MANUFACTURING

6.01 Manufacturing Responsibility. Licensee will be responsible for the manufacturing of the Licensed Compound and Licensed Product for use by Licensee, its Affiliates, and its sublicensees in the Field in the Territory.

ARTICLE VII – PAYMENTS; ROYALTIES AND REPORTS

7.01 Consideration for License. In consideration for the license granted to Licensee hereunder, Licensee shall pay to Merck a non-refundable, non-creditable payment of [***] U.S. dollars ($[***]), which shall be due within [***] days of the Effective Date.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

7.02 Milestone Payments. Subject to the terms and conditions of this Agreement and in further consideration for the license granted herein, Licensee shall make each of the following one-time, non-refundable, non-creditable milestone payments to Merck based on attainment of the Development, regulatory and commercial milestones indicated below:

Milestone	Payment
[***]	[	***]

Licensee shall promptly notify Merck in writing after the achievement of each such milestone event giving rise to a payment obligation under this Section and Licensee shall pay Merck the indicated amount no later than [***] days after the achievement of each milestone event giving rise to a payment obligation under this Section 7.02.

7.03 Royalties.

(a) Royalty Rates. Subject to the terms and conditions of this Agreement, Licensee shall pay to Merck royalties on Net Sales of Licensed Product on a country-by-country basis in an amount equal to:

[***].

(b) Term of Royalty Obligation. Royalties on the Licensed Product shall commence upon the First Commercial Sale of a Licensed Product in a particular country in the Territory and will continue on a product-by-product, country-by-country basis until the later [***].

7.04 Reports; Payment of Royalty; Payment Exchange Rate and Currency Conversions.

(a) Royalties Paid Quarterly. Within [***] calendar days following the end of each Calendar Quarter, following the First Commercial Sale of a Licensed Product, Licensee shall furnish to Merck a written report for the Calendar Quarter showing the Net Sales of Licensed Product sold by Licensee, its Affiliates and its sublicensees in the Territory during such Calendar Quarter and the royalties payable under this Agreement for such Calendar Quarter. Such written report shall include the gross sales of Licensed Product on a country-by-country basis, an itemized calculation of any deductions taken from such gross sales to arrive at Net Sales for the applicable Calendar Quarter and the calculation of the amount of royalty payment due on such Net Sales. Simultaneously with the submission of the written report, Licensee shall pay to Merck, for the account of Licensee or the applicable Affiliate or sublicensee, as the case may be, a sum equal to the aggregate royalty due for such Calendar Quarter calculated in accordance with this Agreement.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(b) Method of Payment. All payments to be made by Licensee to Merck under this Agreement shall be paid by bank wire transfer in immediately available funds to such bank account as is designated in writing by Merck from time to time. Royalty payments shall be made in United States dollars to the extent that free conversions to United States dollars is permitted. The rate of exchange to be used in any such conversion from the currency in the country where such Net Sales are made shall be the rate of exchange used by Licensee for reporting such sales for United States financial statement purposes. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as aforesaid, the Parties shall consult with a view to finding a prompt and acceptable solution, and Licensee will make such payments in any manner as Merck may lawfully direct; provided that Licensee shall not be obligated to incur any additional out-of-pocket expenses in connection with such payments. Notwithstanding the foregoing, if royalties in any country cannot be remitted to Merck for any reason within [***] months after the end of the Calendar Quarter during which they are earned, then Licensee shall be obligated to deposit the royalties in a bank account in such country in the name of Merck.

7.05 Maintenance of Records; Audits.

(a) Record Keeping by Licensee. Licensee and its Affiliates shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined. Upon [***] days prior written notice from Merck, Licensee shall permit an independent certified public accounting firm of nationally recognized standing selected by Merck and reasonably acceptable to Licensee, at Merck’s expense, to have access during normal business hours to examine the pertinent books and records of Licensee, its Affiliates and/or sublicensees as may be reasonably necessary to verify the accuracy of the royalty reports hereunder. [***]. Licensee may designate competitively sensitive information that such auditor may not disclose to Merck, provided, however, that such designation shall not encompass the auditor’s conclusions. The accounting firm shall disclose to Merck only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Merck. All such accounting firms shall sign a confidentiality agreement (in form and substance reasonably acceptable to Licensee) as to any of Licensee’s or its Affiliate‘s confidential information that such accounting firms are provided, or to which they have access, while conducting any audit pursuant to this Section 7.05(a).

(b) Underpayments/Overpayments. If such accounting firm correctly concludes that additional royalties were owed during such period, Licensee shall pay such additional royalties within [***] days of the date Merck delivers to Licensee such accounting firm’s written report so correctly concluding. If such underpayment exceeds [***] dollars ($[***]) and [***] percent ([***]%) of the sums correctly due Merck then the fees charged by such accounting firm for the work associated with the underpayment audit shall be paid by Licensee. [***].

(c) Record Keeping by Sublicensee. Licensee shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Licensee, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by an independent accountant to the same extent required of Licensee under this Agreement.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(d) Confidentiality. Merck shall treat all financial information subject to review under this Section 7.05, or under any sublicense agreement, in accordance with the confidentiality provisions of Article IX of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Licensee obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.

(e) Late Payments. Any amount owed by Licensee to Merck under this Agreement that is not paid within the applicable time period set forth herein shall accrue interest at the rate of [***] as of the due date.

ARTICLE VIII – PATENTS

8.01 Prosecution and Maintenance of Patents. Licensee shall prosecute and maintain in the Territory, through outside counsel, the patents and patent applications that are set forth in Schedule C. Following the [***] milestone referred to in Section 7.02, however, [***]. Each party shall bear its own costs related to such prosecution and maintenance and shall manage any administrative challenge to [***], including any interference, post-grant review, inter partes review, derivation proceeding, opposition, reexamination, reissue or similar administrative proceeding. Licensee shall manage any such interference, post-grant review, inter partes review, derivation proceeding, opposition, reexamination, reissue or similar administrative proceeding through outside counsel. [***]. Licensee shall keep Merck advised of such prosecution and maintenance of patents and applications set forth in Schedule C and upon the written request of Merck, will provide advance copies of any substantive papers to be filed in connection with such prosecution and maintenance, including such applications, amendments thereto and other related correspondence to and from patent offices.

8.02 All Inventions that are created during the Term of the Agreement jointly by employees, Affiliates, agents, independent contractors or consultants of Licensee and employees, Affiliates, agents, independent contractors or consultants of Merck that claim or cover the Licensed Product or Licensed Compound shall be owned jointly by Merck and Licensee (“Joint Patent Rights”). Merck hereby grants to Licensee an exclusive (even as to Merck and its Affiliates), license, in the Field in the Territory, with the right to grant sublicenses under the Joint Patent Rights to Develop, make, have made, use, import, export, Commercialize, sell, offer for sale, and market the Licensed Compound and the Licensed Product. Licensee agrees to prosecute and maintain in the Territory, through outside counsel, the Joint Patent Rights. Following the [***] milestone referred to in Section 7.02, however, at the request of Licensee, [***]. Licensee also agrees to manage, through outside counsel, any administrative challenge to the Joint Patent Rights including any interference, post-grant review, inter partes review, derivation proceeding, opposition, reexamination, reissue or similar administrative proceeding. Licensee may use outside counsel of its choice for matters in connection with the Joint Patent Rights.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

8.03 Option of Licensee to Prosecute and Maintain Patents. Each Party shall give [***] days ([***]) advanced written notice to the other Party (the “Notified Party”) of any desire to cease prosecution and/or maintenance of the patents and patent applications set forth in Schedule C or Schedule D including a desire to not maintain pendency, in each country, of at least one member of the family of any such patent or application. If the Notified Party provides written notice, within the [***] days, of a desire to continue prosecution or maintenance of the patents and patent applications on which the other Party desires to cease prosecution and/or maintenance, then such other Party shall permit the Notified Party to do so at the expense of the Notified Party.

8.04 Enforcement.

(a) Licensee Enforcement. In the event that either Licensee or Merck becomes aware of any alleged or threatened commercially material infringement in a country in the Territory of any issued patent within the Compound Patent Rights or Joint Patent Rights, it will notify the other Party in writing to that effect. Licensee shall have the first right (but not the obligation) to enforce any such Compound Patent Right or Joint Patent Right against any such infringer or alleged infringer, at its own expense, and control, and litigate and settle, such suit as set forth herein. Merck shall reasonably cooperate in any such suit at Licensee’s expense; and where necessary, Merck shall join in, or be named as a necessary party to, such suit. Licensee shall not enter into any settlement of any claim described in this Section 8.04(a) that, in the reasonable judgment of Merck would violate any law or regulation, admits to the invalidity or unenforceability of the Compound Patent Rights or Joint Patent Rights, incurs any financial liability on the part of Merck, requires an admission of liability, wrongdoing, or fault on the party of Merck, without Merck’s prior written consent (in each case, such consent not to be unreasonably withheld). Merck shall have the right, prior to commencement of the trial, suit or action brought by Licensee, to join any such suit or action, and in such event shall pay one-half of the costs of such suit or action.

(b) Merck Enforcement. If Licensee does not obtain a discontinuance of a commercially material infringement or alleged commercially material infringement of a Compound Patent Right or Joint Patent Right in a particular country, or bring suit against the Third Party infringer or alleged Third Party infringer, in each case within [***] ([***]) months of receiving notice thereof, then Merck shall have the right to enforce any such patent and control, and litigate and/or settle such suit as set forth herein. Licensee will reasonably cooperate with Merck in any such suit at Merck’s expense; and where necessary, Licensee shall join in, or be named as a necessary party to, such suit. Merck shall not enter into any settlement of any claim described in this Section 8.04(b) that admits to the invalidity or unenforceability of the Compound Patent Rights or Joint Patent Rights, incurs any financial liability on the part of Licensee, requires an admission of liability, wrongdoing, or fault on the party of Licensee, without Licensee’s prior written consent (in each case, such consent not to be unreasonably withheld). Licensee shall have the right, prior to commencement of the trial, suit or action brought by Merck, to join any such suit or action, and in such event shall pay one-half of the costs of such suit or action.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(c) Recovery. Any recovery or damages derived from any suit brought under Section 8.04 (“Recovery”) shall be shared as follows: (i) the amount of such Recovery shall be used first to reimburse each of Merck and Licensee for its documented out-of-pocket legal expenses relating to the suit, and then (ii) any remaining amounts to be shared by the Parties as follows:

[***]

8.05 Infringement and Third Party Licenses.

(a) Course of Action. In the event that Licensee’s, its Affiliates” or its sublicensees” making, having made, importing, exporting, using, Manufacturing, having Manufactured Licensed Compound or distributing, marketing, promoting, offering for sale or selling Licensed Product infringes, will infringe or is alleged by a Third Party to infringe, a claim of a patent that specifically covers the Licensed Compound or its Manufacture, the Party becoming aware of same shall promptly notify the other. Licensee shall determine a course of action that may include: (i) modification of the Licensed Product or its use and Manufacture so as to be non-infringing; or (ii) obtaining a license or assignment from said Third Party.

(b) Licensee Right to Negotiate. In the event Licensee or a Related Party obtains any license(s) or immunity from suit under the intellectual property of a Third Party in connection with the manufacture, distribution, use, sale, offer for sale or import of a Licensed Product, and if the total royalty burden exceeds [***]% of annual Net Sales, then for every [***]% above [***]%, Licensee will be entitled to reduce the royalty payable to Merck by [***]% up to a maximum of [***]% in total. In any event, Merck’s applicable royalty will never be reduced by more that [***]%.

(c) If Licensee obtains additional rights to Develop, make, have made, use, import, export, Commercialize, sell, offer for sale, and market subject matter relating to IL-10, and if Merck, alone, deems such rights to be sufficient and obtained in a manner not prejudicial to Merck’s rights under existing agreements, then Merck and Licensee will agree to execute an amendment to this Agreement to define Field, under Section 1.11 of this Agreement, to include acceleration or promotion of healing of wounds (including chronic wounds), the prevention or reduction of scarring, or the treatment or prevention of fibrotic disorders. In the event that Licensee obtains such rights, Licensee agrees to cooperate fully with Merck in providing sufficient evidence to Merck of such rights and the manner obtained.

8.06 Third Party Infringement Suit. In the event that a Third Party sues Licensee alleging that Licensee’s, its Affiliates” or its sublicensees” making, having made, importing, exporting, using, manufacturing, having manufactured Licensed Compound or distributing, marketing, promoting, offering for sale or selling Licensed Product infringes or will infringe a claim of a patent that specifically covers the Licensed Compound or its manufacture, then Licensee may elect to defend such suit and, during the period in which such suit is pending, notwithstanding Licensee’s obligation to indemnify Merck under Section 11.01 herein, [***].

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

8.07 Abandonment. Merck shall promptly give notice to Licensee of the grant lapse, revocation, surrender, invalidation or abandonment of any Compound Patent Rights licensed to Licensee for which Merck is responsible for the prosecution and maintenance under this Agreement.

ARTICLE IX – CONFIDENTIALITY AND PUBLICATION

9.01 Confidentiality.

(a) Nondisclosure Obligation. Each of Merck and Licensee shall use any Proprietary Information received by it from the other Party only in accordance with this Agreement and shall not disclose to any Third Party any such Proprietary Information without the prior written consent of the other Party. The foregoing obligations shall survive the expiration or termination of this Agreement for a period of [***] years. These obligations shall not apply to Proprietary Information that:

(i) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s written records;

(ii) is at the time of disclosure, or thereafter becomes, published or otherwise part of the public domain without breach of this Agreement by the receiving Party;

(iii) is subsequently disclosed to the receiving Party by a Third Party who has the right to make such disclosure, as documented by the receiving Party’s written records;

(iv) is independently developed by the receiving Party or its Affiliates and without the aid, use or application of any of the disclosing Party’s Proprietary Information, and such independent development can be documented by the receiving Party’s written records;

(v) is disclosed to any institutional review board of any entity conducting clinical trials with Licensed Product or to any governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market Licensed Product, provided that such disclosure may be made only to the extent reasonably necessary to obtain such patents or authorizations; or

(vi) is required to be disclosed by law, regulation, rule, act or order of any governmental authority or agency to be disclosed, provided that notice is promptly delivered to the other Party in order to provide an opportunity to seek a protective order or other similar order with respect to such Proprietary Information and thereafter the receiving Party discloses to the requesting entity only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other Party.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(b) Disclosure to Agents. Notwithstanding the provisions of Section 9.01(a) and subject to the other terms of this Agreement, each of Licensee and Merck shall have the right to disclose Proprietary Information to their respective sublicensees, agents, consultants, Affiliates or other Third Parties (collectively “Agents”) in accordance with this Section 9.01(b). Such disclosure shall be limited only to those Agents directly involved in the management and decision-making of Licensee and/or the Development, Manufacturing, marketing or promotion of Licensed Compound or Licensed Product (or for such Agents to determine their interest in performing such activities) in accordance with this Agreement. Any such Agents must already be bound or agree in writing to be bound by confidentiality and non-use obligations essentially the same as those contained in this Agreement.

9.02 Return of Confidential Information. Upon termination of this Agreement, the receiving Party will return or destroy all documents, and copies thereof, including those in the possession of the receiving Party’s Agents pursuant to Section 9.01(b), containing the disclosing Party‘s Proprietary Information at any time upon the written request of the disclosing Party. However, the receiving Party may retain one (1) copy of such documents in a secure location solely for the purposes of (i) determining its obligations hereunder, (ii) complying with any applicable regulatory requirements, or (iii) defending against any product liability claim.

9.03 Breach of Confidentiality. The Parties agree that the disclosure of the Disclosing Party’s Proprietary Information in violation of this Agreement may cause the Disclosing Party irreparable harm and that any breach or threatened breach of this Agreement by the Receiving Party entitles disclosing Party to seek injunctive relief, in addition to any other legal or equitable remedies available to it, in any court of competent jurisdiction. For clarity, such disputes shall not be subject to Article XIII.

9.04 No Publicity. A Party may not use the name of the other Party in any publicity or advertising and may not issue a press release or otherwise publicize or disclose any information related to the existence of this Agreement or the terms or conditions herein, except (i) on the advice of its counsel as required by law (e.g., any Securities and Exchange Commission filings and disclosures) and provided the Party who will be disclosing such information has consulted with the other Party to the extent feasible prior to such disclosure with respect to the substance of the disclosure; and (ii) that any press release with respect to the existence of this Agreement or the terms or conditions herein shall be subject to each party’s prior review and approval; and, such approval shall not be unreasonably withheld. Licensee shall provide Merck with reasonable advance written notice of any press release or other public disclosure of the results of any of its work on Licensed Product under this Agreement.

9.05 Terms of Agreement. Neither Party nor its Affiliates shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as follows: A Party and its Affiliates may disclose the terms or conditions of this Agreement (but not any other Proprietary Information, which may be disclosed only as described elsewhere in this Article IX), (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary, provided that such advisors are subject to confidentiality with regard to such information under an agreement or ethical obligation; (b) to a

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Third Party in connection with (i) a financing (or proposed financing) or an equity investment (or proposed investment) in such Party or its Affiliates, including to its shareholders and prospective shareholders, (ii) a merger, consolidation or similar transaction by such Party or its Affiliates, (iii) the sale of all or substantially all of the assets of such Party or its Affiliates, or (iv) in connection with a Securitization, provided that such Third Party executes a non-use and non-disclosure agreement and observes the same obligations of confidentiality as such Party owes under this Agreement with respect to Proprietary Information of the other Party; (c) to the United States Securities and Exchange Commission or any other securities exchange or governmental entity, including as required to make an initial or subsequent public offering, or (d) as otherwise required by law or regulation, provided that in the case of (c) and (d) the disclosing Party shall (x) if practicable, provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, (y) if requested by such other Party, seek, or cooperate with such Party’s efforts to obtain, confidential treatment or a protective order with respect to any such disclosure to the extent available at such other Party’s expense, and (z) use good faith efforts to incorporate the comments of such other Party in any such disclosure or request for confidential treatment or protective order.

ARTICLE X – REPRESENTATIONS AND WARRANTIES

10.01 Representations and Warranties of Each Party. Each of Merck and Licensee hereby represents, warrants and covenants to the other Party hereto as follows:

(a) it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation;

(b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action;

(c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(d) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions herein does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its corporate charter or other operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

(e) except for the governmental and Marketing Authorizations required to market the Licensed Product in the Territory, the execution, delivery and performance of this Agreement by such Party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or Regulatory Authority and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such Party;

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(f) this Agreement has been duly authorized, executed and delivered and constitutes such Party’s legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors” rights and to the availability of particular remedies under general equity principles; and

(g) it shall comply with all applicable material laws and regulations relating to its activities under this Agreement.

10.02 Merck Representation. Merck hereby represents, warrants and covenants to Licensee as follows:

Schedule A contains a complete and accurate listing of the Compound Patent Rights as of the Effective Date [***];

10.03 Licensee’s Representations. Licensee hereby represents, warrants and covenants to Merck as follows:

(a) during the Term of this Agreement it will not use in any capacity, in connection with any services to be performed under this Agreement, any individual who has been debarred pursuant to the United States Food, Drug and Cosmetic Act;

(b) it has or will obtain, during the term of this Agreement, the capacity and resources to Develop and Commercialize Licensed Product and to Manufacture Licensed Compound.

10.04 No Inconsistent Agreements. Neither Party has in effect, and after the Effective Date neither Party shall enter into, any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

10.05 Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting of this Agreement. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party that drafted such terms and provisions.

10.06 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE X, THE LICENSED COMPOUND, LICENSED PRODUCT, COMPOUND PATENT RIGHTS AND MERCK KNOW-HOW ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

10.07 No Warranty. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY HERETO MAKES ANY REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. IN PARTICULAR, BUT WITHOUT LIMITATION, MERCK MAKES NO REPRESENTATION AND EXTENDS NO WARRANTY CONCERNING WHETHER THE LICENSED COMPOUND OR LICENSED PRODUCT IS FIT FOR ANY PARTICULAR PURPOSE OR SAFE FOR HUMAN CONSUMPTION.

ARTICLE XI – INDEMNIFICATION AND LIMITATION ON LIABILITY

11.01 Indemnification by Licensee. Licensee shall indemnify, defend and hold harmless Merck and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a “Merck Indemnified Party”) from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys” fees), subject to the limitations in Section 11.05 (collectively, a “Liability”) that a Merck Indemnified Party may incur, suffer or be required to pay resulting from or arising out of (i) the development, Manufacture, promotion, distribution, use, marketing, sale or other disposition of the and/or Licensed Product by Licensee, its Affiliates or sublicensees, (ii) any breach by Licensee of any of its representations, warranties and covenants contained in Sections 10.01 and 10.03 herein, and (iii) the negligence and/or willful misconduct of Licensee, its Affiliates or sublicensees. Notwithstanding the foregoing, Licensee shall have no obligation under this Agreement to indemnify, defend or hold harmless any Merck Indemnified Party with respect to any Liabilities that result from the gross negligence or willful misconduct of Merck, Merck Indemnified Party or any of their respective employees, officers, directors or agents or that result from Merck’s breach of its obligations under this Agreement.

11.02 Indemnification by Merck. [***].

11.03 Conditions to Indemnification. The obligations of the indemnifying Party under Sections 11.01 and 11.02 are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability promptly after the indemnified Party becomes aware of such potential Liability. The indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified Party, such suit or claim involves an issue or matter that could have a materially adverse effect on the business operations or assets of the indemnified Party, the indemnified Party may retain control of the defense or settlement thereof by providing written notice of such effect to the indemnifying Party, but in no event shall such action or notice be construed as a waiver of any indemnification rights that the indemnified Party may have at law or in equity. If the indemnifying Party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense. The foregoing notwithstanding, the Parties acknowledge and agree that failure of the indemnified Party to promptly notify the indemnifying Party of a potential Liability shall not constitute a waiver of, or result in the loss of, such Party’s right to indemnification under Section 11.01 or 11.02, as appropriate, except to the extent that the indemnifying Party’s rights, and/or its ability to defend against such Liability, are materially prejudiced by such failure to notify.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

11.04 Settlements. Neither Party may settle a claim or action related to a Liability without the consent of the other Party, and such consent shall not be unreasonably withheld, if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other Party‘s rights under this Agreement. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.

11.05 [***].

11.06 Insurance. At such time as Licensee or any of its sublicensees begins any Clinical Trial relating to Licensed Product, Licensee shall, at its own expense, procure and maintain policies of comprehensive general liability insurance (including without limitation product liability insurance) in the amount of [***] Dollars ($[***]). All such policies shall name Merck as an additional insured, and insurers will waive all rights of subrogation against Merck. Upon Merck’s request, Licensee will promptly provide for itself and its sublicensees copies of certificates of insurance evidencing such coverages. Licensee shall notify Merck not less than [***] days in advance of any material change or cancellation of any policy. Licensee shall continue to maintain such insurance in effect after the expiration or termination of this Agreement during any period in which Licensee or its sublicensee continues to make, have made, use, sell, offer to sell or import Licensed Product. If any insurance is on a claims made basis, Licensee will maintain such insurance for a period of not less than [***] years after it has ceased all commercial sale, distribution or use of any Product.

ARTICLE XII – TERM AND TERMINATION

12.01 Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier by mutual written agreement of the Parties or pursuant to Sections 12.02 or 12.03 below, the Term of this Agreement shall continue in effect on a country-by-country and product-by-product basis until the expiration of Licensee‘s obligation to pay royalties under Article VII herein (the “Term”). Upon expiration of this Agreement in its entirety, Licensee’s license pursuant to Section 2.01 shall become a fully paid-up, perpetual license.

12.02 Termination by Licensee.

(a) Licensee’’s Right to Terminate. Notwithstanding anything contained herein to the contrary, Licensee shall have the unilateral right to terminate this Agreement in its entirety without cause at any time by giving [***] days advance written notice to Merck. In the event of such termination, the rights and obligations hereunder shall terminate; provided, however, that any payment obligations due and owing as of the termination date shall continue.

(b) Effect of Termination. Notwithstanding anything contained herein to the contrary, following any termination of this Agreement in its entirety under Section 12.02(a), all rights and licenses granted to Licensee hereunder shall revert back to Merck pursuant to Section 12.05.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

12.03 Termination for Cause.

(a) Termination for Cause. This Agreement may be terminated, in its entirety by written notice by either Party at any time during the Term of this Agreement:

(i) upon or after the breach of any material provision of this Agreement if the breaching Party has not cured such breach within [***] days following receipt of written notice from the non-breaching Party requesting cure of the breach or, if such breach is not susceptible of cure within such sixty [***] day period, the breaching Party has not taken appropriate steps to commence such cure during such [***]-day period and continued to diligently pursue such cure in a manner reasonably assuring such cure within a reasonable period of time thereafter (not to exceed [***] days). Any right to terminate under this Section 12.03(a) shall be stayed and the cure period tolled in the event that, during any cure period, the Party alleged to have been in material breach shall have initiated dispute resolution in accordance with Article XIII with respect to the alleged breach, which stay and tolling shall last so long as the allegedly breaching Party diligently and in good faith cooperates in the prompt resolution of such dispute resolution proceedings; or

(ii) upon the filing or institution of bankruptcy wherein, in the case of filing or institution of bankruptcy of the Licensee, the Licensee fails to use Diligent Efforts to Develop and Commercialize the Licensed Product in the Field in the Territory, reorganization wherein, in the case of reorganization of the Licensee, the Licensee fails to use Diligent Efforts to Develop and Commercialize the Licensed Product in the Field in the Territory, liquidation or receivership proceedings by or against the other Party, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such Party‘s business, or if a substantial portion of such Party‘s business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the proceeding is not dismissed within [***] days after the filing thereof.

(b) Effect of Termination for Cause on License.

(i) Termination by Licensee for Cause. [***].

(ii) Termination by Merck for Cause. [***].

12.04 Effect of Termination Generally. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Licensed Product sold prior to such termination.

12.05 Licensed Product Reversion. [***].

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE XIII – DISPUTE RESOLUTION

13.01 Informal Discussions. Except as otherwise provided herein, in the event of any controversy or claim arising out of or relating to this Agreement, or the rights or obligations of the Parties hereunder, or the relationship between the Parties with respect to the Licensed Compound or Licensed Product, the Parties shall first try to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within [***] days after such notice appropriate representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such representatives are unable to resolve promptly such disputed matter within the said [***] days, either Party may refer the matter by written notice to the other to the appropriate [***], or his designee, and the Chief Executive Officer of Licensee, or his designee, for discussion and resolution. If such individuals or their designees are unable to resolve such dispute within [***] days of such written notice, either Party may initiate arbitration proceedings in accordance with the provisions of this Article XIII.

13.02 Arbitration. All disputes arising out of or relating to this Agreement, or the rights or obligations of the Parties hereunder, or relating in any way to the relationship between the Parties with respect to the Licensed Compound or Licensed Product, shall be finally and exclusively settled by arbitration by a panel of [***] arbitrators, provided such dispute is not an “Excluded Claim”. As used in this Section, the phrase “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

(a) The arbitration proceeding shall be conducted under the [***] with such proceedings to be held in [***]. In all cases, the arbitration proceedings shall be conducted in the English language, and all documents that are submitted in the proceeding shall be in the English language. Judgment upon the award rendered by arbitration may be issued and enforced by any court having competent jurisdiction.

(b) If a Party intends to begin an arbitration to resolve a dispute, such Party shall provide written notice to the other Party, informing the other Party of such intention and any statement of claim required under the applicable arbitration rules (as determined in accordance with Section 13.02(a)). Within [***] business days after its receipt of such notice, the other Party shall, by written notice to the Party initiating arbitration, add any additional issues to be resolved that would be considered mandatory counterclaims under [***] law. For clarity, the resolution of any disputes regarding such counterclaims shall be conducted in the same proceedings as the initial claims.

(c) [***].

(i) All of the arbitrators shall have significant legal or business experience in pharmaceutical licensing matters. The arbitrators shall not be employees, directors or shareholders of either Party or any of their Affiliates.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(ii) Each Party shall have the right to be represented by counsel throughout the arbitration proceedings.

(iii) To the extent possible, the arbitration hearings and award will be maintained in confidence.

(iv) In any arbitration pursuant to this Agreement, the award or decision shall be rendered by a majority of the members of the panel provided for herein, with each member having one (1) vote. The arbitrators shall render a written decision with their resolution of the dispute that shall set forth in reasonable detail the facts of the dispute and the reasons for their decision. The decision of the arbitrators shall be final and non-appealable and binding on the Parties.

13.03 Injunctive Relief. By agreeing to arbitration, the Parties do not intend to deprive any competent court of such court’s jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings and the enforcement of any award or judgment. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a national court, the court of arbitration shall have full authority to grant provisional remedies and to award damages for failure of any Party to respect the court of arbitration’s order to that effect.

13.04 Expenses of Arbitration and Expert Determination. Each Party shall bear its own attorneys” fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges and travel expenses). Absent the filing of an application to correct or vacate the arbitration award as permitted by applicable law, each Party shall fully perform and satisfy the arbitration award within [***] days of the service of the award.

ARTICLE XIV – MISCELLANEOUS

14.01 Assignment/Change of Control.

(a) Assignment. Neither this Agreement nor any or all of the rights and obligations of a Party hereunder may be assigned, delegated, sold, transferred, sublicensed (except as otherwise provided herein) or otherwise disposed of, by operation of law or otherwise, to any Third Party without the prior written consent of the other Party, and any attempted assignment, delegation, sale, transfer, prohibited sublicense or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Section 14.01 shall be a material breach of this Agreement by the attempting Party, and shall be void and without force or effect; provided, however, that either Party may, without such consent of such Party, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the division or the subject business, or in the event of its merger or consolidation or change in control or similar transaction. This Agreement shall be binding upon, and inure to the benefit of, each Party, its Affiliates, and its permitted successors and assigns. Each Party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(b) Change of Control at Licensee. In the event that any Change of Control (as defined below) causes Licensee’s rights and obligations hereunder to pass to any Third Party, such Third Party shall, within [***] days after the effective date of such Change of Control, notify Merck of its intentions with regard to the Development and Commercialization of the Licensed Product under this Agreement. If the Third Party succeeding to Licensee’s rights and obligations under this Agreement decides it will not continue the Development and/or Commercialization of the Licensed Product, then Merck shall have the right to terminate this Agreement upon [***] days written notice to Licensee, without any opportunity to cure. If the Third Party succeeding to Licensee’s rights and obligations under this Agreement decides to continue the Development and Commercialization of the Licensed Product, then all of the rights and obligations of Licensee under this Agreement shall inure to such Third Party.

(c) Definition of Change of Control. As used in this Section 14.01 the term “Change of Control” shall mean (i) any merger, reorganization, consolidation or combination in which a Party to this Agreement is not the surviving corporation, or (ii) any “person” (within the meaning of Sections 13(d) and 14 (d)(2) of the Securities Exchange Act of 1934), excluding Licensee and its Affiliates, is or becomes the beneficial owner, directly or indirectly, of securities of the Party representing 50% or more of either (a) the then-outstanding shares of common stock of the Party or its parent corporation, or (b) the combined voting power of the Party’s then-outstanding voting securities; or (iii) if individuals who as of the Effective Date constitute the Board of Directors of the Party or its parent corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Party’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or (iv) approval by the shareholders of a Party of a complete liquidation or the complete dissolution of such Party.

14.02 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of [***], without giving effect to its conflict of law principles. Subject to the terms of this Agreement, all disputes under this Agreement shall be governed by binding arbitration pursuant to the mechanism set forth in Article XIII herein.

14.03 Waiver. Any delay or failure in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party‘s rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

14.04 Independent Relationship. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

14.05 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America that may be imposed upon or related to Merck or Licensee from time to time by the government of the United States of America. Furthermore, Licensee agrees that it will not export, directly or indirectly, any technical information acquired from Merck under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

14.06 Entire Agreement; Amendment. This Agreement, including the Schedules hereto and thereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties with regard to the subject matter of this Agreement in the Territory. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

14.07 Notices. Any notice required or permitted to be given or sent under this Agreement shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail) to the Parties at the addresses and facsimile numbers indicated below.

if to Licensee, to:	Targenics, Inc [***]

and:

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

if to Merck, to:	Merck Sharp & Dohme Corp. [***]

and	Merck Sharp & Dohme Corp. [***]

Any such notice shall be deemed to have been received on the earlier of the date actually received or the date [***] days after the same was posted or sent. Either Party may change its address or its facsimile number by giving the other Party written notice, delivered in accordance with this Section 14.07.

14.08 Force Majeure. Failure of any Party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such Party to any liability or place them in breach of any term or condition of this Agreement to the other Party if such failure is due to any cause beyond the reasonable control of such non-performing Party (“Force Majeure”), unless conclusive evidence to the contrary is provided. Causes of non-performance constituting Force Majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right. The Party affected shall promptly notify the other Party of the condition constituting Force Majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed; provided that nothing herein shall obligate a Party to settle on terms unsatisfactory to such Party any strike, lockout or other labor difficulty, any investigation or other proceeding by any public authority or any litigation by any Third Party. If a condition constituting Force Majeure as defined herein exists for more than [***] consecutive days, the Parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable. If the Parties cannot in good faith reach a satisfactory resolution to the problem within [***] days of meeting, the matter shall be handled pursuant to the dispute resolution provisions of Article XIII herein.

14.09 Severability. If any provision of this Agreement is declared illegal, invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall continue in accordance with its terms except for the part declared invalid or unenforceable by order of such court, provided, however, that in the event that the terms and conditions of this Agreement are materially altered, the Parties will, in good faith, renegotiate the terms and conditions of this Agreement to reasonably substitute such invalid or unenforceable provisions in light of the intent of this Agreement.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

14.10 Counterpart. This Agreement shall become binding when any one or more counterparts of it, individually or taken together, shall bear the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

14.11 Captions. The captions of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

14.12 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.13 Use of Affiliates. Merck and Licensee shall have the right to exercise its rights and perform its obligations under this Agreement either itself or through any of a Related Party. In addition, in each case where Merck’s or Licensee’s Related Party has an obligation pursuant to this Agreement or performs an obligation pursuant to this Agreement, Merck or Licensee shall cause and compel such Related Party to perform such obligation and comply with the terms of this Agreement.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties.

MERCK, SHARP & DOHME, CORP.		LICENSEE : TARGENICS, INC.

By:	/s/ Roger J. Pomerantz	By:	/s/ Martin Oft

Title:	SVP WWLKM	Name:	Martin Oft

Title:

		By:	/s/ Peter Van Vlasselaer
		Name:	Peter Van Vlasselaer
Title:

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Schedule A

[***]

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Schedule B

[***]

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Schedule C

[***]

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Schedule D

[***]

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.